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                                                                    EXHIBIT 10.2
                      FRANKLIN SAVINGS AND LOAN ASSOCIATION
                           DIRECTORS STOCK OPTION PLAN

1. PURPOSE

The Directors' Stock Option Plan (the "Plan") is designed to provide Directors with a one time opportunity to acquire a proprietary interest in Franklin Savings and Loan Association (the "Association"), and thus to increase their share in the future success of the Association's business. Accordingly, the Plan is intended as a further means of promoting a closer identity of interests between the interests of Directors and stockholders. Since the Directors make important contributions to the success of the Association, the directors believe that the grant of Options under the Plan will be in the Association's interest.

2. DEFINITIONS

Unless the context clearly indicates otherwise, the following terms when used in the Plan, shall have the meaning set forth in this Section 2.

(a) "Beneficiary" means the person or persons designated in writing by the Grantee or, in the absence of such a designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire the right to exercise the Option by bequest or inheritance. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Committee before the Grantee's death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee's death.

(b) "Board of Directors" or "Board" means the Board of Directors of the Association at any given point in time.

(c) "Code" means the Internal Revenue Code of 1954, as amended from time to time.

(d) "Committee" means a committee selected by the Board of Directors. Unless otherwise determined by the Board of Directors, the Executive Committee of the Board shall be the Committee.

(e) "Disability" means a physical or mental condition of a Grantee resulting from a bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary duties with the Association. The disability of a Grantee shall be determined by a licensed physician chosen by the Committee and shall be applied uniformly to all Grantees.

(f) "Grantee" means a person to whom an Option has been granted under the Plan.

(g) "Option" means an option to purchase a share or shares of the Association's common stock.

(h) "Option Agreement" means the written agreement to be entered into by the Association and the Grantee, as provided in Section 7 hereof.

(i) "Shares" means common shares of the Association, par value $8.00 per share.

(j) Whenever used herein, unless the context indicates otherwise, words in the masculine form shall be deemed to refer to females as well as to males.


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3. EFFECTIVE DATE OF PLAN

The Plan shall become effective when adopted by the Board of Directors; provided, however, that if the Plan is not approved by the holders of a majority of the outstanding Shares prior to the first anniversary date of its adoption by the Board, the Plan and all Options granted under the Plan prior to such anniversary shall be null and void and shall be of no effect.

4. NUMBER AND SOURCES OF SHARES SUBJECT TO THE PLAN

(a) The Association may grant Options under the Plan for not more than 30,000 Shares (subject, however, to adjustment as provided in Section 13 and 14 hereof) which shall be provided from Shares in the treasury or by the issuance of Shares authorized but unissued.

(b) In the event that an Option shall for any reason lapse, be terminated or forfeited without being exercised in whole or in part, for any reason, the Shares subject to the Option shall be restored to the total number of Shares with respect to which Options and Rights may be granted under the Plan, but only to the extent that the Option has not previously been exercised.

5. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Committee.

(b) The Committee shall adopt such rules of procedure as it may deem proper; provided, however, that it may take action upon the agreement of a majority of its members then in office. Any action that the Committee may take through a written instrument signed by a majority of its members then in office shall be as effective as though taken at a meeting duly called and held.

(c) The powers of the Committee shall include plenary authority to interpret the Plan, and, subject to the provisions hereof, the Committee may determine (1) the persons to whom Options shall be granted, or (2) the term of each Option, (3) the date on which each Option shall be granted (provided, however, that the Committee shall grant the maximum number of shares for which a person is eligible on the date the Committee first determines to grant such options), and
(4) the provisions of each Option Agreement.

6. DIRECTORS ELIGIBLE TO RECEIVE OPTIONS

Options shall be granted under the Plan to all current non-employee Directors. All determinations by the Committee as to the identity of the persons to whom Options shall be granted hereunder shall be conclusive.

7. OPTION AGREEMENT

(a) No Option shall be exercised by a Grantee unless he shall have executed and delivered an option agreement.

(b) Appropriate officers of the Association are hereby authorized to execute and deliver Option Agreements in the name of the Association as directed from time to time by the Committee.

8. OPTION PRICE

The Option Price to be paid by the Grantee to the Association for each Share purchased upon the exercise of the Option shall be equal to the fair market value of the Share on the date the Option is granted. The fair market value of a Share shall be determined by the Committee and shall be equal to the average of the reported bid and asked prices for a share on the NASDAQ-NMS, as reported by such source as the Committee shall select. In no


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event may an Option be granted under the Plan if the Option Price per Share is less than the par value of a Share.

9. TERMS AND CONDITIONS

(a) Each non-employee Director shall be granted an Option for an aggregate 2,500 Shares upon approval of the Plan.

(b) The Shares shall become exercisable at the rate of 500 shares per year; provided, however, that the first 500 Shares shall become exercisable immediately after grant and each additional 500 shares shall be exercisable upon each of the next four anniversary dates thereafter only in the event that the Grantee shall have attended, during the immediately preceding fiscal year, a minimum of 75% of all regular Board of Director meetings and regular Committee meetings of which he is a member. Shares which do not become exercisable because of the failure to attend the minimum number of meetings shall be forfeited.

(c) Options shall be exercisable by delivering or mailing to the Committee:

(1) a notice, in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased, and

(2) payment in full of the Option Price for the Shares by money order, cashier's check, or certified check, and/or by the tender of Shares to the Association; provided that Shares tendered in exchange for Shares issued under the Plan must be held by the Grantee for at least one year prior to their tender to the Association; and provided further, that the Committee shall determine acceptable methods for tendering Shares to exercise an Option under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate. The Committee shall determine the fair market value of any Shares used to exercise an Option.

10. CONDITIONS ON EXERCISE

(a) The exercise of each Option granted under the Plan shall be subject to the condition that if at any time the Association shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Association. Any such postponement shall not extend the time within which the Option may be exercised; and neither the Association nor its directors or officers shall have any obligations or liability to the Grantee or to a Beneficiary with respect to any Shares as to which the Option shall lapse because of such postponement.

(b) All Options granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Section 11(a) hereof, and an Option may be exercised during the lifetime of the Grantee only by him.

(c) Upon the purchase of Shares under an Option, the stock certificate or certificates may, at the request of the Grantee or his Beneficiary, be issued in his name and the name of another person as joint tenants with right of survivorship.


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11. EXERCISE OF OPTIONS AFTER DEATH, DISABILITY OR OTHER TERMINATION

(a) Death or Disability. If a Grantee's position as a Director with the Association shall cease due to the Grantee's death or disability, any Option exercisable by the Grantee on the date of his death or disability may be exercised only within thirty-six months after the Grantee's death or disability, and, only by Grantee's Beneficiary in the case of death. In no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(b) Termination for Other Reasons. Upon termination of a Grantee's position as a Director for a any reason other than as set forth in 11(a), the Grantee's outstanding Options which are not yet exercisable pursuant to Section 9(b) shall be immediately cancelled; provided, that any Shares which have become exercisable at the date of termination shall remain exercisable for a period of three (3) months after such date, or such longer period as determined in the discretion of the Committee.

12. STOCKHOLDER RIGHTS

No person shall have any rights of a stockholder by virtue of an Option except with respect to Shares actually issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

13. ADJUSTMENT FOR CHANGES IN CAPITALIZATION

In the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on the Association's Shares, payable in such Shares, or if there shall be a stock split or a combination of Shares, the aggregate number of Shares available for Options, the number of Shares subject to outstanding Options, and the Option Price per Share of each outstanding Option shall be proportionately adjusted by the Board of Directors as it deems equitable in its absolute discretion, to prevent dilution or enlargement of the rights of the Grantees; provided, that any fractional Shares resulting from such adjustments shall be eliminated. The Board's determination with respect to any such adjustments shall be conclusive.

14. EFFECT OF MERGER OR OTHER REORGANIZATION

If the Association shall be the surviving corporation in a merger or other reorganization, Options in shall extend to stock and securities of the Company to the same extent that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares, covered by the Option would be entitled to have or obtain stock and securities of the Association under the terms of the merger or consolidation. If the Association dissolves, sells substantially all of its assets, is acquired in a stock for stock or securities exchange, or is a party to a merger or other reorganization in which it is not the surviving corporation, then all 2,500 shares per grantee granted under Section 9(a) shall be exercisable in full within the period of sixty (60) days commencing upon the later of the date the action of the shareholders (or of the Board if shareholders' action is not required) or the date governmental approval, if required, is taken to approve the transaction, and upon the expiration of that period all Options and rights thereto shall automatically terminate.

15. TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

The Board of Directors may at any time terminate, suspend or modify the Plan, except that the Board of Directors shall not, without the authorization of the holders of a majority of the Association's outstanding Shares at a shareholders' meeting duly called and held, change (other than through adjustment for changes in capitalization as provided in Section 13 or 14 hereof): (a) the aggregate number of Shares with respect to which Options may be granted; (b) the Option Price; or (c) the maximum duration of the Plan. No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee, or by any


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Beneficiary, under the terms of an Option granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with Section 13 or 14 hereof does not adversely affect any such right. The Board of Directors may modify the Plan to conform with or take advantage of the provisions of the Tax Reform Act of 1986.

16. APPLICATION OF PROCEEDS

The proceeds received by the Association from the sale of Shares under the Plan shall be used for general corporate purposes.

17. DURATION OF THE PLAN

Unless sooner terminated in accordance with Section 15 hereof, the Plan shall remain in effect for a period of ten (10) years from the date of its adoption by the Board of Directors.

18. GENERAL PROVISIONS

The grant of an Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Association.

19. GOVERNING LAW

This Plan shall be construed and its provisions enforced and administered in accordance with the laws of Michigan except to the extent that such laws may be superseded by any federal law.

20. INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as Directors, the members of the Committee shall be indemnified by the Association against the reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with the defense of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Association.







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